UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2016

GENOCEA BIOSCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36289 (Commission File Number)	51-0596811 (I.R.S. Employer Identification Number)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA (Address of principal executive offices)	02140 (Zip Code)

Registrant’s telephone number, including area code:  (617) 876-8191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 7, 2016, Genocea Biosciences, Inc. (the “Company”) held its previously announced Annual Meeting of Stockholders (the “Meeting”), at which a quorum was present. At the Meeting, the stockholders of the Company voted on the two proposals as follows: (i) to elect Ms. Katrine Bosley, Mr. Michael Higgins, and Dr. Stephen Hoffman as Class II members of the board of directors to serve until the Company’s 2019 annual meeting of stockholders and until their successors are duly elected and qualified (“Proposal 1”) and (ii) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (“Proposal 2”).

The Company’s stockholders approved Proposal 1. The votes cast at the Meeting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Katrine Bosley	18,924,932	99,530	4,630,173
Michael Higgins	17,872,999	1,151,463	4,630,173
Stephen Hoffman	18,909,746	114,716	4,630,173

The Company stockholders approved Proposal 2. The votes cast at the Meeting were as follows: 23,548,583 shares voted for, 30,229 shares voted against and 75,823 shares abstained from voting. There were no broker non-votes with respect to Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ Jonathan Poole
Jonathan Poole
Chief Financial Officer

Date:  June 7, 2016

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